Exhibit 10.30

TIB, NATIONAL ASSOCIATION

MODIFICATION OF LOAN

(Loan No. 40592)

THIS MODIFICATION OF LOAN (this “Modification”) is made by and between SOUTHERN FIRST BANCSHARES, INC. (“Borrower”) and TIB, NATIONAL ASSOCIATION (“Lender”), to be effective as of the 28th day of February, 2025.

RECITALS:

WHEREAS, in accordance with that certain Loan Agreement (“Loan Agreement”), Borrower executed and delivered to Lender that certain Promissory Note, dated on or about December 28, 2023, in the maximum stated principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (“Note”); and

WHEREAS, as partial security for the Note, Borrower executed and delivered to Lender a Pledge Agreement (the “Pledge Agreement”), pledging to Lender certain collateral therein described, including 100% of the common stock of Southern First Bank;

WHEREAS, all obligations and indebtedness now existing or hereafter from time to time owing to the Lender under the Note, Pledge Agreement, or other documents securing or evidencing the Note are sometimes collectively referred to herein as the “Obligations” (and the Note, Loan Agreement (as hereafter defined), Pledge Agreement, and all documents securing or evidencing the Loan described therein are herein collectively, the “Loan Documents”); and

WHEREAS, Borrower desires to modify the terms of the Loan, and extend the time for Borrower’s performance of the Obligations, and Lender agrees to such modification and extension upon the terms hereof.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.	From the date hereof, Borrower promises to pay to Lender all future advances and interest thereon as described in the Note, and to perform all of the covenants and obligations under Loan Documents.
2.	The Maturity Date, as defined in the Note, shall be amended to March 5, 2026. Quarterly interest payments shall be due and payable on March 5, 2025 and on the 5th day of each June, September, December, and March thereafter, through and including the Maturity Date, as extended herein, when all principal and interest, and other amounts due under the Loan and Note shall be fully due and payable.
3.	Effective as of the date hereof, Section 15 of the Loan Agreement shall be amended to read as follows: “Fees. Borrower agrees to pay to Lender a Non-Usage Fee (herein so called) of 25 bps (0.25%) (which Non- Usage Fee will be $37,500.00 less the interest accrued and paid under the Note for the subject year, never to be less than $0.00) and will be assessed and collected on the Maturity Date (as defined in the Note).”
4.	Borrower hereby reaffirms the liens on all collateral securing the Note until the indebtedness and the Note, has been fully paid, and agrees that the amendment set forth herein shall in no manner affect or impair the Note or any liens and security interests securing the same, and that said liens and security interests shall not in any manner be waived. Borrower further agrees that all terms and provisions of the Note and of the instrument or instruments creating or fixing the liens securing the same shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict, or otherwise affect the obligations of Borrower or any other party under the Loan Documents. As a material inducement to Lender to execute and deliver this Modification, Borrower hereby

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acknowledges and agrees that Borrower is well and truly indebted to Lender in the amount set forth hereinabove. As further material inducement to Lender to execute and deliver this Modification, Borrower hereby acknowledges that there are no claims or offsets against, or defenses or counterclaim to, the terms or provisions or other obligations created or evidenced by the Loan Documents, and represents that, after Modification of the Note, and other Loan Documents hereunder, no event has occurred, and no condition exists which would constitute a default, either with or without notice or lapse of time, or both, under the Loan Documents.

5.	Borrower reaffirms and remakes, as of the date hereof, all representations and warranties contained in the Note, Loan Agreement, and other Loan Documents. Borrower further represents and warrants that, except as disclosed in writing to Lender, it has done nothing, nor has allowed anything, to adversely affect ownership of any property of Borrower in which Lender has a security interest. Borrower further represents and warrants to Lender that it is not aware of any condition or fact, which has not been disclosed in writing to Lender, which would materially adversely affect the repayment to Lender of all sums due under the Loan Documents.
6.	Borrower, for itself and its successors and assigns, does hereby (a) acknowledge that Lender has performed all of its obligations to date under the Loan Documents, and (b) waive, release, and discharge Lender and its agents, employees, officers, directors, and attorneys (collectively, the “Released Parties”) from any and all of Lender’s duties, obligations, and liabilities arising under, based upon or associated with, directly or indirectly, the Note, Pledge Agreement, and any other Loan Documents, existing as of the date of this Modification, and further does hereby waive any and all claims and causes of action of any kind or character, arising under, based upon, or associated with, directly or indirectly, the Loan Documents or the acts, actions, or omissions of the Released Parties in connection therewith, existing as of the date hereof, whether known or unknown, asserted or unasserted, equitable or at law, arising under or pursuant to common or statutory law, rules, or regulations.
7.	Borrower hereby ratifies, reaffirms, and confirms any and all covenants, agreements, or promises heretofore made by Borrower to Lender in connection with the Loan, Note, or other Loan Documents, and all renewals thereof.
8.	Borrower further agrees, simultaneously with and as a condition precedent to the execution hereof, to pay to Lender all fees, costs, and expenses of Lender incurred in connection with the preparation and administration of this Modification, including attorneys’ fees.
9.	It is hereby agreed and acknowledged that other parties, if any, who are liable in any part for the Obligations, but who are not hereby executing this Modification, are in no way released or discharged from such Obligations, nor are Lender’s rights against such persons or entities waived or negatively impacted by the execution of this Modification.
10.	If any provision of this Modification or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Modification or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.
11.	Except as modified hereby, the Note, the Loan Agreement, and other Loan Documents remain unmodified and in full force and effect.
12.	THE NOTE, PLEDGE AGREEMENT, LOAN AGREEMENT, AND OTHER WRITTEN LOAN DOCUMENTS, AS EXTENDED AND MODIFIED BY THIS MODIFICATION, REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.

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Executed to be effective as of the effective date first written above.

LENDER:		BORROWER:

TIB, NATIONAL ASSOCIATION		SOUTHERN FIRST BANCSHARES, INC.,
a South Carolina corporation

By:	/s/ B. Windol Cook	By:	/s/ Julie Fairchild
	B. Windol Cook, Senior Vice President		Julie Fairchild, EVP and Chief Accounting Officer

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